UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                Date of report (Date of earliest event reported)

                                  July 13, 2004

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Item 5.     Other Events.

VTEX Energy, Inc. ("VTEX") entered into an option with CLK Energy, Inc. ("CLK") on July 13, 2004. Under the option, VTEX will purchase from CLK 50% of CLK's interest in the Bayou Choctaw Field, located in the Iberville and West Baton Rouge Parishes. Upon completion of the purchase, VTEX has agreed to reimburse CLK for its acquisition costs, as adjusted for intervening operations, and will deliver a commitment to fund future well workover and field development drilling. Under the terms of the option, CLK will be issued warrants to purchase 500,000 shares of VTEX's common stock at an exercise price of $ 0.50 per share.

At the exercise of the option in August 2004, VTEX will further issue to CLK benefit, warrants to purchase 1,500,000 shares of additional common stock in VTEX at an exercise price of $ 0.50 per share. CLK has agreed to combine operations, technical and executive staff within VTEX's expanded future operations. In further consideration, VTEX will cause to be issued 10% of its then fully diluted common shares to CLK. VTEX will expand its Board of Directors to accommodate nomination of certain members of CLK's executive management.

Item 7.     Financial Statements and Exhibits.

         The following documents are filed as Exhibits to this report:

Exhibit 10.1: Letter Option Agreement, dated July 13, 2004 by and between VTEX Energy, Inc. and CLK Energy, Inc.

Exhibit 99.1: Press Release dated July 15, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      VTEX Energy, Inc.


Date:       July 29, 2004                    By:      /S/ Stephen Noser
            -------------                             ------------------------
                                                      Stephen Noser, President


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